Exhibit 99.1

Santander Holdings USA, Inc. and Santander Consumer USA Holdings Inc. Provide Statement on Capital Actions

BOSTON & DALLAS, JULY 31, 2020 – PRESS RELEASE

Santander Holdings USA, Inc. (“SHUSA” or the “Company”) and its publicly held subsidiary, Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) announced that SHUSA’s request for certain exceptions to the Federal Reserve Board’s (“FRB”) interim policy (the “Policy”) related to the Dodd-Frank Act Stress Test and Comprehensive Capital Analysis and Review (“CCAR”) has been approved.

The approval by the FRB of the exceptions to the Policy permits SC’s Board of Directors to consider whether to declare a dividend of $0.22 per share in the third quarter. SC’s Board of Directors has declared a quarterly cash dividend of $0.22 per share of common stock payable to shareholders of record as of August 13, 2020. The dividend will be payable to shareholders of record on August 24, 2020.

The FRB’s approval also permits the Company to authorize SC to continue its share repurchase program of SC’s outstanding common stock through the end of the third quarter of 2020.

The FRB’s approval of the Policy exceptions request is specific to the third quarter of 2020. The FRB previously announced that the Policy, which due to the economic uncertainty resulting from the coronavirus, requires all CCAR banks, including SHUSA, to update and resubmit their capital plans under new scenarios in the fourth quarter of 2020.

The timing and amount of any dividends, stock repurchases and any other capital actions will depend on a variety of factors, including the business plans and financial performance of the Company and its subsidiaries, general market and economic conditions, and are subject to applicable regulatory requirements and approval by the required governing bodies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, or future events are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “looking forward,” “would,” “hopes,” “assumes,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date on which the statements are made, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors and assumptions, some of which are beyond our control. Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, without limitation, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Readers are cautioned not to place undue reliance on the Company’s forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements only speak as of the date of this press release, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Santander Holdings USA, Inc. (SHUSA) is a wholly-owned subsidiary of Madrid-based Banco Santander, S.A. (NYSE: SAN) (Santander), a global banking group with more than 145 million customers in the U.S., Europe and Latin America. As the intermediate holding company for Santander’s U.S. businesses, SHUSA is the parent organization of six financial companies with approximately 17,000 employees, 5.2 million customers and assets of over $150 billion as of March 31, 2020. These include Santander Bank, N.A., Santander Consumer USA Holdings Inc. (NYSE: SC), Banco Santander International of Miami, Banco Santander Puerto Rico, Santander Securities LLC of Boston, Santander Investment Securities Inc. of New York, and several other subsidiaries.

Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) is a full-service consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 2.9 million customers across the full credit spectrum. SC, which began originating retail installment contracts in 1997, had an average managed asset portfolio of approximately $60 billion (for the first quarter ended March 31, 2020), and is headquartered in Dallas. (www.santanderconsumerusa.com)

Investor Relations:

Evan Black

800.493.8219

InvestorRelations@santanderconsumerusa.com

Media Contact:

Laurie Kight

214.801.6455

laurie.kight@santander.us

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